Exhibit 10.1

ASSET PURCHASE AGREEMENT

dated as of August 22, 2024

by and among

Haney’s Equipment, LLC

and

Collins Reclamation, LLC

and

R L Collins, LLC

and

Braxton Materials, LLC

and

Collins Building & Contracting, Inc.

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EXHIBITS

Exhibit 1A – Schedule of Tangible Personal Property to be Acquired by Haney’s Equipment, LLC

Exhibit 1B – Schedule of Tangible Personal Property to be Acquired by Collins Reclamation, LLC

Exhibit 2A – Schedule of Real Property to be Acquired by R L Collins, LLC

Exhibit 2B – Schedule of Real Property to be Acquired by Braxton Materials, LLC

Exhibit 3A – Secured Promissory Note dated August 31, 2023 – Original Principal Amount: $2,000,000

Exhibit 3B – Secured Promissory Note dated August 31, 2023 – Original Principal Amount: $2,035,250

SCHEDULES

2.04	–	Allocation Principles

DISCLOSURE SCHEDULES

4.03	–	Required Consents
4.04	–	Absence of Certain Changes, Events and Conditions
4.09(b)	–	Permits
4.10(b)	–	Environmental Permits

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of August 22, 2024 (the “Effective Date”), by and among Haney’s Equipment, LLC, a West Virginia limited liability company, Collins Reclamation, LLC, a West Virginia limited liability company, R L Collins, LLC, a West Virginia limited liability company, and Braxton Materials, LLC, a West Virginia limited liability company (Haney’s Equipment, LLC, Collins Reclamation, LLC, R L Collins, LLC, and Braxton Materials, LLC each together and individually “Purchaser” and collectively “Purchasers”), and Collins Building & Contracting, Inc., a West Virginia corporation (“Seller”).

RECITALS

Seller wishes to sell and assign to Purchasers, and Purchasers wish to purchase and assume from Seller, certain real and tangible personal property upon the terms and subject to the conditions set forth herein in exchange for the full and complete cancellation and discharge of the outstanding, unpaid principal balance and accrued interest on two (2) promissory notes made by Seller in favor of Roger L. Collins, Jr. dated August 31, 2023.

AGREEMENT

In consideration of the above recitals, and the representations, warranties, covenants, agreements, conditions, and indemnities in this Agreement, and intending to be legally bound, the parties agree as follows:

Article I

Definitions

Section 1.01 Definitions. For purposes of this Agreement, the following terms have the following meanings:

“Action” means any claim, allegation (whether oral or written), action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Charleston, West Virginia are authorized or required by Law to be closed for business.

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disclosure Schedule” means the Disclosure Schedule delivered by Seller to Purchaser concurrently with the execution and delivery of this Agreement.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, financing statement, lien (statutory or other), option to purchase or lease, right of first offer or refusal, buy-sell agreement, security interest, deed of trust, mortgage, defect in title, easement, encroachment, right of way, building or use restriction, conditional sales agreement, title retention agreement, restriction on transfer, voting agreement, voting trust, proxy, preemptive right (whether statutory or contractual), member/shareholder or similar agreement, adverse claim (as defined in Section 8-102(a)(1) of the Uniform Commercial Code), any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (i) the presence, Release of, or exposure to, any Hazardous Materials; or (ii) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, or any Governmental Order or binding agreement with any Governmental Authority: (i) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety (including in an occupational setting), or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (ii) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to any Environmental Law.

“FIRPTA Certificate” means a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller (or the owner of Seller if Seller is a disregarded entity) is not a foreign person within the meaning of Section 1445 of the Code duly executed by Seller (or the owner of Seller if Seller is a disregarded entity).

“Fundamental Representations” means the representations and warranties set forth in the first sentence of Section 4.01 (Organization and Qualification of Seller), Section 4.02 (Authority), Section 4.03 (No Conflicts; Consents), Section 4.05 (Title to Purchased Assets), and Section 4.12 (Brokers).

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

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“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, pollutant, contaminant, substance, chemical, waste, special waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or any other substance regulated under or pursuant to Environmental Laws (other than common office cleaning products, and products used in photocopying, used in small quantities); and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Indemnified Damages” has the meaning set forth in Section 8.02.

“Indemnitee” has the meaning set forth in Section 8.04.

“Indemnitor” has the meaning set forth in Section 8.04.

“Insurance Policies” means all current policies or binders of fire, general liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by Seller or its Affiliates and relating to the Purchased Assets.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including whether arising out of any Contract or tort based on negligence or strict liability).

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, Taxes, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” means statutory liens for current Taxes or other governmental charges not yet due and payable; any rights of way upon the Real Property filed and recorded with Office of the Clerk of the County Commission of Braxton County, West Virginia on or prior to August 31, 2023; lien interests in the Tangible Personal Property granted by Seller to Roger L. Collins, Jr. as security for the Promissory Notes; and the Deed of Trust dated August 31, 2023, from Collins Building & Contracting, Inc. as Grantor to Roger L. Collins, Jr. as Grantee of record in the Office of the Clerk of the County Commission of Braxton County, West Virginia in Deed of Trust Book 273 at Page 628.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

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“Promissory Notes” means those certain promissory notes by and between Seller and Roger L. Collins, Jr. dated August 31, 2023, attached hereto as Exhibit 3A and Exhibit 3B.

“Property Taxes” means real, personal, intangible or ad valorem property Taxes.

“Purchase Price” has the meaning set forth in Section 2.03.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Purchaser” and “Purchasers” have the meanings set forth in the preamble.

“Purchasers’ Indemnified Parties” has the meaning set forth in Section 8.02.

“Real Property” has the meaning set forth in Section 4.07.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, members, managers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Required Consent” means receipt of consent from or provision of notice to each third party, or performance of other action required, pursuant to each item listed on Disclosure Schedule 4.03.

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnitees” means Seller and its Affiliates and their respective Representatives.

“Seller’s Knowledge” or any other similar knowledge qualification means the actual knowledge of Seller, after due inquiry.

“Tangible Personal Property” means the equipment, machinery, tools, motor vehicles, and other tangible personal property identified in Exhibit 1A and Exhibit 1B attached hereto.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, capital stock, sales, use, escheat and unclaimed property, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, social security, disability, estimated, excise, severance, environmental (including taxes under Section 59A of the Code), stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, whether disputed or not.

“Transaction Documents” means this Agreement, the bills of sales, the general warranty deeds and the other agreements, instruments and documents required to be delivered at the Closing.

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Section 1.02 Construction. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any person or entity include such person’s or entity’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) “including” is not limiting; (v) “or” has the inclusive meaning represented by the phrase “and/or”; (vi) the words “hereto,” “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) section, clause, Exhibit, Schedule and Disclosure Schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any Law mean such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, unless the effect thereof is to reduce, limit or otherwise prejudicially affect any obligation or any right, power or remedy hereunder, in which case such amendment, modification, codification or reenactment will not, to the maximum extent permitted by applicable Law, form part of this Agreement and is to be disregarded for purposes of the construction and interpretation hereof.

Section 1.03 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises regarding this Agreement, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Article II

Purchase and Sale

Section 2.01 Purchase of Assets from Seller. At the Closing, on the terms and subject to the conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Purchasers, and Purchasers shall purchase from Seller, free and clear of all Encumbrances, all of Seller’s right, title and interest in, to and under all of the following assets, properties and rights of every kind and nature, whether real, personal or mixed, wherever located (collectively, the “Purchased Assets”):

(a) the Tangible Personal Property identified in Exhibit 1A and Exhibit 1B attached hereto;

(b) the Real Property identified in Exhibit 2A and 2B attached hereto;

(c) only to the extent transferable, all Permits, including Environmental Permits, which are held by Seller and required for the ownership and use of the Purchased Assets; and

(d) all insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets.

Section 2.02 No Liabilities. Except for the cancellation of the Promissory Notes as provided for in Section 2.03 and any prorations due from Purchaser to Seller as provided for in Section 2.05, Purchasers do not and shall not assume or agree to pay, satisfy, discharge or perform and will not be deemed by virtue of the execution and delivery of this Agreement or any agreement, instrument or document delivered pursuant to or in connection with this Agreement or otherwise by reason of or in connection with the consummation of the transactions contemplated hereby or thereby, to have assumed or to have agreed to pay, satisfy, discharge or perform, any Liabilities of Seller of any nature whatsoever whether accrued, absolute, contingent or otherwise

Section 2.03 Purchase Price. The aggregate purchase price for the Purchased Assets shall be satisfaction in full of the aggregate unpaid principal balance of Two Million Nine Hundred Forty Thousand Eight Hundred Thirty-Five Dollars and Ninety Cents ($2,940,835.90) due and owing from Seller to Roger L. Collins, Jr. pursuant to the terms of the Promissory Notes (the “Purchase Price”). All accrued and unpaid interest due and owing from Seller to Roger L. Collins, Jr. pursuant to the terms of the Promissory Notes shall be waived and discharged.

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Section 2.04 Purchase Price Allocation. The sum of the Purchase Price represents the amount agreed upon by the parties to be the value of the Purchased Assets contained herein. The Purchase Price shall be allocated among the Purchased Assets in a manner consistent with Section 1060 of the Code, as set forth on Schedule 2.04. For all Tax purposes, Purchaser and Seller agree to report the purchase and sale of the Purchased Assets in accordance with the allocation set forth on Schedule 2.04, to be based on reported fair market value, and to take no position contrary thereto or inconsistent therewith.

Section 2.05 Prorations. All utility charges, personal property taxes and real property taxes applicable to the Purchased Assets for the calendar year or month of the Closing shall be prorated as of the Closing Date between Seller and Purchaser as follows: (i) Seller shall be liable for the portion of such utility charges and/or taxes allocable to any period beginning prior to and ending on the Closing Date and (ii) Purchaser shall be liable for the portion of such utility charges and/or taxes allocable to any periods after the Closing Date. If one party remits any payment for utility charges or taxes that are subject to proration under this Section 2.05, and such payment includes the other party’s share of such utility charge or tax, such other party shall reimburse the remitting party for its share of such utility charge or tax within ten (10) Business Days following receipt of written notice from the remitting party.

Article III

Closing

Section 3.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place via the electronic exchange of documents and signature pages on the Effective Date, after all of the Closing Deliverables set forth in this Article III are either satisfied or waived. For all purposes, Closing shall be deemed to have occurred as of 11:59 p.m. Eastern Time on the Closing Date.

Section 3.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Purchaser the following documents:

(i) a bill of sale, duly executed by Seller, in form and substance reasonably satisfactory to counsel of Purchasers, sufficient to convey, transfer and assign to Purchaser Haney’s Equipment, LLC all right, title and interest of Seller in and to the Purchased Assets listed in Exhibit 1A attached hereto free and clear of all Encumbrances in accordance with this Agreement;

(ii) a vehicle bill of sale, duly executed by Seller, in form and substance reasonably satisfactory to counsel of Purchasers, sufficient to convey, transfer and assign to Purchaser Collins Reclamation, LLC all right, title and interest of Seller in and to the Purchased Assets listed in Exhibit 1B attached hereto free and clear of all Encumbrances in accordance with this Agreement;

(iii) a general warranty deed in a form and substance reasonably satisfactory to counsel of Purchasers and duly executed and notarized by Seller conveying each parcel of Real Property listed in Exhibit 2A attached hereto to Purchaser R L Collins, LLC;

(iv) a general warranty deed in a form and substance reasonably satisfactory to counsel of Purchasers and duly executed and notarized by Seller conveying each parcel of Real Property listed in Exhibit 2B attached hereto to Purchaser Braxton Materials, LLC;

(v) the FIRPTA Certificate or a W-9 duly executed by Seller;

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(vi) motor vehicle titles and registrations necessary to transfer and perfect title to all of such vehicles identified in Exhibit 1B; and

(vii) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Purchaser, as may be required to give effect to this Agreement.

(b) At the Closing, Purchaser shall deliver to Seller the following:

(i) original copies of the Promissory Notes marked “Cancelled”; and

(ii) such other customary instruments, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement.

Article IV

Representations and Warranties of Seller

Except as set forth in the correspondingly numbered Section of the Disclosure Schedule, Seller represents and warrants to Purchasers that the statements contained in this Article IV are true and correct as of the Closing Date.

Section 4.01 Organization and Qualification of Seller. Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of West Virginia.

Section 4.02 Authority of Seller. Seller has full power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. When any Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.

Section 4.03 No Conflicts; Consents.

(a) Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the articles of incorporation, by-laws or other organizational documents of Seller; (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or the Purchased Assets; (iii) except as set forth in Disclosure Schedule 4.03, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to terminate, modify or cancel any Permit to which any of the Purchased Assets are subject; or (iv) result in the creation or imposition of any Encumbrance on the Purchased Assets.

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(b) Government Approval. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.04 Absence of Certain Changes, Events and Conditions. Except as set forth in Disclosure Schedule 4.04, since August 31, 2023, and other than in the ordinary course of business consistent with past practice, there has not been any:

(a) transfer, assignment, sale or other disposition of any of the Purchased Assets;

(b) material damage, destruction or loss of any of the Purchased Assets, whether or not covered by insurance; or

(c) termination, material modification to or cancellation of any Permit.

Section 4.05 Title to Purchased Assets. Seller has good and valid title to all of the Purchased Assets. All Purchased Assets are free and clear of Encumbrances except for Permitted Encumbrances and are held solely by Seller. No Affiliates of Seller own or have any rights in or to any of the Purchased Assets.

Section 4.06 Condition of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property included in the Purchased Assets are being sold in an “as-is” condition. Possession of all Tangible Personal Property included in the Purchased Assets shall be delivered to Purchasers at or promptly after Closing as set forth in Section 4.07(h). This Section 4.06 notwithstanding, all parts removed from the John Deere 400D articulated truck located at 3508 Airport Road, Sutton, WV shall be identified to Purchasers and replaced and repaired at Seller’s sole expense as soon as practicable after Closing.

Section 4.07 Real Property.

(a) Real Property. Exhibit 2A and Exhibit 2B sets forth a true, correct and complete list of each parcel of real property owned in fee simple by Seller to be acquired by Purchaser pursuant to this Agreement, (together with all buildings, structures, fixtures, sidetracks and other improvements thereon and appurtenances thereto, the “Real Property”), together with the owner, physical street address and the tax parcel number thereof. Seller is the sole owner of the Real Property and has good and marketable fee simple title to the Real Property free and clear of any and all Encumbrances other than the Permitted Encumbrances.

(b) Possession. Seller is in possession of the Real Property. Seller has not leased or subleased or otherwise granted to any Person the right to use or occupy the Real Property or any portion thereof.

(c) Delivery of Real Property Documents. Seller has delivered to Purchaser true and complete copies of all deeds, title insurance policies, title commitments or reports, exception documents, surveys, plats, certificates of occupancy, appraisals, and environmental audits and similar reports with respect to each parcel of the Real Property in their possession or control.

(d) No Option. No option or right of first refusal or offer to purchase or lease or any similar right to purchase or lease has been granted by or to Seller, or to Seller’s Knowledge, any third party, with respect to any of the Real Property or portion thereof.

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(e) No Violations or Condemnation. There are no (i) uncured violations of building codes and/or zoning ordinances or other governmental or regulatory Laws affecting the Real Property, (ii) existing, or to the Knowledge of Seller, pending or threatened condemnation proceedings affecting the Real Property, or (iii) existing, or to the Knowledge of Seller, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to adversely affect the ability to operate the Real Property as currently operated.

(f) No Damage or Destruction. Neither the whole nor any material portion of any Real Property has been damaged or destroyed by fire or other casualty that has not been fully repaired.

(g) Permits. Seller has not received any written notice that Seller lacks any Permits required for the use and operation of any Real Property, or portion thereof.

(h) Location. All Tangible Personal Property included in the Purchased Assets are located at the Real Property or on the job site for one of the following West Virgina Department of Environmental Protection projects:

(i)	Energy Marketing
Barbour County, West Virginia
Agency Purchase Order No. APO 0313 0313 DEP2400000289 1

(ii)	Sardis (SAAS) Landslide
Harrison County, West Virginia
Agency Purchase Order No. APO 0313 0313 DEP2400000304 1

(iii)	Shafer Brothers Construction, Inc.
Monongalia County, West Virginia
Agency Purchase Order No. APO 0313 0313 DEP2400000058 1

All Tangible Personal Property included in the Purchased Assets not located at the Real Property or any of the three (3) job sites identified in this Section 4.07(h) shall be delivered to Purchasers at 3508 Airport Road, Sutton, WV or to another location of Purchasers’ selection (which shall be a distance reasonably similar to the location at 3508 Airport Road, Sutton, WV) at or promptly after Closing. Purchasers agrees to share the use of their trailers with Seller, at no cost, to move any Tangible Personal Property in accordance with this section.

(i) Subdivision and Zoning. Each parcel of the Real Property (i) constitutes a legally subdivided parcel of real property, (ii) is presently zoned for the current use and (iii) has legal access to public rights-of-way.

Section 4.08 Legal Proceedings; Governmental Orders.

(a) Actions. There is no Action pending or, to Seller’s Knowledge, threatened against or by Seller (i) relating to or affecting the Purchased Assets; or (ii) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) Orders. There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Purchased Assets.

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Section 4.09 Compliance With Laws; Permits.

(a) Compliance. Seller has complied, and is now complying, with all Laws applicable to the ownership and use of the Purchased Assets.

(b) Permits. All Permits required for the ownership and use of the Purchased Assets have been obtained by Seller and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Disclosure Schedule 4.09(b) lists all current Permits issued to Seller which are related to the ownership and use of the Purchased Assets, including the names of the Permits and their respective dates of issuance and expiration. To the Seller’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Disclosure Schedule 4.09(b).

Section 4.10 Environmental Matters.

(a) Compliance with Laws. The operations or use of the Purchased Assets are currently and have been in compliance with all Environmental Laws. Seller has not received from any Person, with respect to the Purchased Assets, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b) Permits. Seller has obtained and is in material compliance with all Environmental Permits (each of which is disclosed in Disclosure Schedule 4.10(b)) necessary for the ownership, operation or use of the Purchased Assets, including, without limitation, all permits necessary for the operation of the quarry located at the Real Property set forth in Exhibit 2A, and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by Seller through the Closing Date in accordance with Environmental Law. With respect to any such Environmental Permits, Seller has not received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of the same.

(c) NPL. None of the Real Property is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list since August 31, 2023.

(d) Release. There has been no Release of Hazardous Materials in violation of Environmental Law with respect to the Purchased Assets or Real Property, and Seller has not received an Environmental Notice that any of the Purchased Assets or Real Property (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Seller since August 31, 2023.

(e) USTs. There are no active or abandoned or removed aboveground or underground storage tanks owned or operated by Seller in connection with the Purchased Assets or Real Property.

(f) Disposal. There are no off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by Seller and any predecessors in connection with the Purchased Assets that have been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and Seller has not received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by Seller.

(g) Third Party Obligations. Seller has not retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.

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(h) Reports. Seller is not aware of or reasonably anticipates, as of the Closing Date, any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might, after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the Purchased Assets as currently carried out.

Section 4.11 Taxes.

(a) Tax Returns. All Tax Returns required to be filed by Seller with respect to the Purchased Assets have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all material respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) with respect to the Purchased Assets have been, or will be, timely paid.

(b) Actions. No examination or audit or other action or proceeding of or relating to any Tax Return of Seller by any Governmental Authority is currently in progress or, to the Seller’s Knowledge, threatened. No deficiencies for Taxes of Seller have been claimed, proposed or assessed by any Governmental Authority with respect to the Purchased Assets. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller which are currently in effect.

(c) Encumbrances. There are no Encumbrances for Taxes upon any of the Purchased Assets nor, to Seller’s Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable).

Section 4.12 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

Article V

Representations and Warranties of Purchasers

Purchasers represent and warrant to Seller that the statements contained in this Article V are true and correct as of the Closing Date.

Section 5.01 Organization of Purchaser. Purchasers are limited liability companies duly organized, validly existing and in good standing under the Laws of the State of West Virginia.

Section 5.02 Authority of Purchaser. Each Purchaser has full power and authority to enter into this Agreement and each other Transaction Document to which Purchaser is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and any other Transaction Document to which Purchaser is a party, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite partnership action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. When each other Transaction Document to which Purchaser is or will be a party has been duly executed and delivered by Purchaser (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of Purchaser enforceable against it in accordance with its terms.

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Section 5.03 No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the operating agreement or other organizational documents of Purchaser; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Purchaser; or (c) require the consent, notice or other action by any Person under any Contract to which Purchaser is a party that will not be obtained prior to Closing. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 5.04 Legal Proceedings. There are no Actions pending or, to Purchaser’s knowledge, threatened against or by Purchaser or any Affiliate of Purchaser that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 5.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Purchaser.

Article VI

Covenants

Section 6.01 Consents.

(a) Governmental Consent. Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to give all notices to, and to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the other Transaction Documents. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b) Required Consents. Seller shall use reasonable best efforts to obtain, provide or perform, as applicable, all Required Consents.

Section 6.02 Public Announcements. Unless otherwise required by applicable Law, including, without limitation, any public filings Seller is required to make under the Securities Exchange Act of 1934, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any entity, any social media or any news media without the prior written consent of Purchaser and Seller (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 6.03 Tax Matters.

(a) Each party to this Agreement shall, and shall cause its Affiliates to, provide to the other party to this Agreement such cooperation, documentation and information relating to the Purchased Assets as either of them reasonably may request in (a) filing any Tax Return, amended Tax Return or claim for refund, (b) determining a liability for Taxes or a right to refund of Taxes or (c) conducting any Tax Proceeding.

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(b) All transfer, documentary, sales, use, stamp, registration, or value added Taxes and fees (including any penalties and interest), including real estate transfer fees, incurred in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid equally by Purchasers and Seller when due. Purchasers and Seller shall, at their equally-shared expense, cooperate in the timely filing of any Tax Return or other document with respect to such Taxes or fees.

(c) After the Closing, any Property Taxes imposed with respect to the Purchased Assets, for any tax period encompassing the Closing Date shall be prorated between Purchaser and Seller in accordance with Section 2.05 hereof.

Section 6.04 Transfer of Permits. Seller and Purchaser shall coordinate and cooperate with each other in exchanging information and assistance in connection with making all filings or notifications necessary to transfer any Permits (including Environmental Permits) to Purchaser, or in connection with any applications for new Permits relating to the Purchased Assets.

Section 6.05 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Article VII

Indemnification

Section 7.01 Survival. The representations, warranties and covenants in this Agreement and the Schedules and Exhibits attached hereto, and the associated rights of indemnification with respect to Seller shall survive the Closing and terminate at 11:59 PM Eastern Standard Time on the date which is the twenty-four (24) month anniversary of the Closing Date.

Section 7.02 Indemnification By Seller. Seller agrees to defend, indemnify and hold Purchasers, and Purchasers’ members, managers, officers, employees, agents, successors, and assigns, including, without limitation, Roger L. Collins, Jr. and Christy Sue Collins (collectively, “Purchasers’ Indemnified Persons”), harmless from any and all Liabilities, Losses, Actions, assessments, settlements, judgments or judicial or arbitration compromises (whether voluntary or involuntary), damages, expenses and costs (including, without limitation, reasonable attorneys’ fees and costs and expenses incurred in connection therewith), whether known or unknown, fixed or unfixed, conditional or unconditional, liquidated or unliquidated, accrued, absolute, contingent or other (collectively, the “Indemnifiable Damages”), as asserted against, imposed upon or incurred by any of the Purchasers’ Indemnified Persons, directly or indirectly, to the extent the Indemnifiable Damages arise out of, result from or relate to any of the following: (a) the breach or inaccuracy of any of the representations and warranties of Seller contained in this Agreement or in any document or instrument delivered pursuant to this Agreement; (b) the breach or non-fulfillment by Seller of any of the covenants or agreements made by it herein; (c) any claims, liabilities or obligations arising out of Seller’s use, ownership or operation of the Purchased Assets for the period beginning on August 31, 2023 and ending on the Closing Date; (d) all Taxes of Seller; (e) any claims, liabilities or obligations arising out of any Liabilities of Seller; or (f) any and all actions, suits, proceedings, demands, assessments, judgments, reasonable attorneys’ fees, costs and expenses incident to any of the foregoing.

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Section 7.03 Indemnification By Purchasers. Purchasers agree to indemnify and hold Seller and Seller’s shareholders, directors, officers, members, managers, employees, agents, successors, and assigns (collectively, “Seller’s Indemnified Persons”) harmless from any and all Indemnifiable Damages as asserted against, imposed upon or incurred by any of the Seller’s Indemnified Persons, directly or indirectly, to the extent the Indemnifiable Damages arise out of, result from or relate to any of the following: (a) the breach or inaccuracy of any of the representations or warranties of Purchasers contained in this Agreement or in any document or instrument delivered pursuant to this Agreement; (b) the breach or non-fulfillment by Purchasers of any of the covenants or agreements made by it herein; (c) any claims, liabilities or obligations arising out of Purchasers’ use, ownership or operation of the Purchased Assets before August 31, 2023 and after the Closing Date; (d) all Taxes of Purchasers; (e) any claims, liabilities or obligations arising out of any Liabilities of Purchasers; or (f) any and all actions, suits, proceedings, demands, assessments, judgments, reasonable attorneys’ fees, costs and expenses incident to any of the foregoing.

Section 7.04 Notice and Opportunity to Defend. If there occurs an event that either party asserts is an indemnifiable event pursuant to Section 7.02 or Section 7.03 hereof, the party seeking indemnification (the “Indemnitee”) shall notify the party obligated to provide indemnification (the “Indemnitor”) promptly. If such event involves any claim or the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. The notice shall describe the asserted liability, the amount thereof if known and quantifiable, and the basis therefor. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnitee shall be entitled to assume and control (with counsel of its choice) the defense of such matter at the Indemnitor’s expense. The Indemnitor agrees to cooperate fully with the Indemnitee and its counsel in the defense against any such asserted liability. In any event, the Indemnitor shall have the right to participate with separate counsel, if it desires, at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitee shall require the prior written consent of the Indemnitor which shall not be unreasonably withheld. Notwithstanding anything contained in this Section 7.04 to the contrary, Seller and Purchasers shall not settle any disputes, assessments, or claims by any taxing authority which settlement may affect Purchasers or Seller, as the case may be, or any of the Purchased Assets without the prior consent of Purchasers or Seller, as the case may be, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 7.05 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 7.06 Cumulative Remedies. The rights and remedies provided in this Article VII are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Article VIII

Miscellaneous

Section 8.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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Section 8.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02.

If to Purchasers:	Roger L. Collins, Jr. 3406 Corley Caress Road Flatwoods, West Virginia 26621 E-Mail: collinsbuilding@hughes.net
with a copy to:	Daniels Law Firm, PLLC Attention: Thomas E. G. Spears P.O. Box 1433 Charleston, WV 25325 Email: thomas.spears@danielslawfirm.com
If to Seller:	Collins Building & Contracting, Inc. Attn: Michael Cavanaugh, CEO 200 Park Avenue, Suite 400 Cleveland, Ohio 44122 Email: mrc@rangeimpact.com
with a copy to:	UB Greensfelder LLP 1660 West 2nd Street, Suite 1100 Cleveland, Ohio 44113 Attention: Howard Groedel, Esq. Email: hgroedel@ubglaw.com

Section 8.03 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.04 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits, Schedules and Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule), the statements in the body of this Agreement will control.

Section 8.05 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, provided that Purchaser may assign any or all of its rights hereunder to one or more of its Affiliates without the prior consent of any other party. No assignment shall relieve the assigning party of any of its obligations hereunder.

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Section 8.06 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.08 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of West Virginia without giving effect to any choice or conflict of law provision or rule (whether of the State of West Virginia or any other jurisdiction).

Section 8.09 Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of West Virginia in each case located in the city of Charleston and county of Kanawha, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 8.10 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.13 Exhibits and Schedules. All of the Exhibits and Schedules attached to this Agreement are deemed incorporated herein by reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER	PURCHASERS

COLLINS BUILDING & CONTRACTING, INC.	HANEY’S EQUIPMENT, LLC

By	By
Name:	Name:
Title:	Title:

COLLINS RECLAMATION, LLC

By
Name:
Title:

R L COLLINS, LLC

By
Name:
Title:

BRAXTON MATERIALS, LLC

By
Name:
Title:

[Signature Page to Asset Purchase Agreement]

EXHIBIT 1A

Schedule of Tangible Personal Property to be Acquired by Haney’s Equipment, LLC

No.	Type	Make	Model	VIN / SN (if applicable)
1	Articulated Truck	John Deere	400D	DW400DT610237
2	Articulated Truck	John Deere	400D	DW400DT610541
3	Articulated Truck	John Deere	400D	DW400DT611631
4	Articulated Truck	John Deere	400D	DW400DT614406
5	Articulated Truck	John Deere	400D	DW400DT619110
6	Attachment	Allu	Bucket 350
7	Attachment	Ram	Hydraulic Hammer - 4099
8	Attachment		Root Rake for D6
9	Attachment		Hydraulic Hammer - NPK (GH-10)
10	Attachment		Stump Shear 240
11	Attachment		Dozer Spreader Box
12	Attachment		Reclamation Blade for D10
13	Attachment		Ripper for D10
14	Attachment		Custom “V” Bucket for 240
15	Attachment		Bucket for 350
16	Attachment		Bucket for 350
17	Attachment		Bucket for 240 (trenching)
18	Attachment		988 Bucket
19	Attachment		Skeleton Bucket for 350
20	Attachment		Silt Fence Plow
21	Dozer	Caterpillar	D10N	2YD01057
22	Dozer	Caterpillar	D10N	2YD01505
23	Dozer	Caterpillar	D6R XL	5LN00896
24	Dozer	John Deere	750J LGP	T0750JX171439
25	Drill	Watson	2500	2500CM-86
26	Excavator	John Deere	240DLC	1FF240DXAA0606214
27	Excavator	John Deere	350G	1FF350GXLJF813259
28	Excavator	Sany	SY500	3Y0507CC00108
29	Excavator	Hitachi	850LC	FF01JDQ020118
30	Excavator	John Deere	240DLC	FF240DX605721
31	Excavator	John Deere	240DLC	FF240DX605833
32	Excavator	John Deere	240DLC	FF240DX605834
33	Excavator	John Deere	850D LC	FF850DX973058
34	Generator		Small Generator
35	Generator		Gen Set
36	Generator		Gen Set
37	Generator		Gen Set
38	Misc		Pressure Washer	15076243
39	Misc	Sky Trak	Skytrak10042	P6919D121
40	Misc	Finn	B-70-TC Power Mulcher	RL-2088
41	Misc	Allied	Boring Machine Model 3-36”
42	Misc	Allmand	Light Plant
43	Misc	Christie	HDPE Fusion Machine
44	Misc		6” Pump
45	Misc		3” Pump
46	Misc		Fuel Containment & Trucks
47	Misc		Walk Behind Compactor
48	Misc		Conveyor
49	Misc		Conveyor
50	Misc		Fuel Tank

No.	Type	Make	Model	VIN / SN (if applicable)
51	Off Road Truck	Brigader	Fuel & Lube Truck	1GDT8C4Y9BV559930
52	Off Road Truck	International	Fuel & Lube Truck	1HTSCAAN3VH461740
53	Off Road Truck	Mack - DM886SX	Truck (Cab & Chassis)	1M2B156C2CA002833
54	Off Road Truck	Mack - DM690S	Water Truck	1M2B209C0PM011367
55	Off Road Truck	Mack - DM886SX	Fuel & Lube Truck	2M2P156C0LC001152
56	Parts		350 dercarriage (new)
57	Parts		Engines
58	Parts		Track for 350
59	Parts		Track for 240
60	Parts Machine	Caterpillar	D10N	2YD
61	Parts Machine	John Deere	850D LC	FF850DX973007
62	Property	Blue Building
63	Property	Hoover Property
64	Property	Quarry and Stoneyard
65	Property	Shop on Airport Road
66	Quarry Equipment	2017 MGL	5030 Electric 50’ Stacking Conveyor	5030284
67	Quarry Equipment	2017 MGL	5030 Electric 50’ Stacking Conveyor	5030285
68	Quarry Equipment	2014 Terex	CRS6203V	TRX6203VKOKDM0614
69	Quarry Equipment	Detroit 471	Hydraulic Power Unit
70	Quarry Equipment	Kleeman	MC125Z Crusher
71	Quarry Equipment	Kleeman	KT80 - 80 foot stacker
72	Quarry Equipment		Conveyor (as is)
73	Rock Truck	Caterpillar	769C
74	Shop Supplies		Filters
75	Shop Supplies		Belts
76	Shop Supplies		Contents of Cage
77	Shop Supplies		Clean Burn Wast Oil Furnace
78	Shop Tools	Lincoln	Welder
79	Shop Tools	Miller	Welder
80	Shop Tools	WTC	Track Press
81	Shop Tools		Torch
82	Shop Tools		Parts Washer
83	Shop Tools		Dual Wheel Tire Lift
84	Shop Tools		Small Shop Crane
85	Shop Tools		Shop Press (smaller)
86	Shop Tools		Grey Truck Lift
87	Shop Tools		Fusion Machine - Rigid
88	Shop Tools		Oil Filter Crusher
89	Skid Steer	Bob Cat	Turbo 873	514149041
90	Skid Steer	Case	450 SSL	N7M446031
91	Wheel Loader	Komatsu	WA480-6	A38096
92	Wheel Loader	John Deere	744H	DW744HX560610

EXHIBIT 1B

Schedule of Tangible Personal Property to be Acquired by Collins Reclamation, LLC

No.	Type	Make	Model	VIN / SN (if applicable)
1	Trailer	Ravens	Dump Trailer	7838978390
2	Trailer	Great Dane	Yellow Flatbed	1GRDM9024KM107601
3	Trailer	STI	Box Trailer	1S12E8480WD426484
4	Trailer	Talbert	Beam Low- boy	40FSK524481029505
5	Trailer	Talbert	Detatch Low-Boy	40FSK5435F1034049
6	Trailer	Coro	Box Trailer	4NJSB14205E039944
7	Trailer	T B	Black Bumper Pull (I-79 Sales)	5HLCF20264F042714
8	Trailer	Pitts	Jeep Dolly	5YJP35268P080968
9	Trucks	Ford	F250 White Shop Truck	1FTBF2B64CEA01406
10	Trucks	Chevy	Utility Body Pick Up	1GB3KYC81FZ552395
11	Trucks	Mack	Granite Dump Truck	1M2AG10C03M005353
12	Trucks	International	White Road Tractor	3HSDPAPT8KN238280

EXHIBIT 2A

Schedule of Real Property to be Acquired by R L Collins, LLC (Shop Parcels)

No.	Record Title Holder	Common Address	Description	Prior Deed Book & Page	Tax Parcel ID	District
1	Seller	3506 & 3508 Airport Road	Salt Lick 22.374 ac PC	DB 576 P 142	10L 0023 0000	Holly
2	Seller	3506 & 3508 Airport Road		DB 576 P 142	10L 0024 0004	Holly
3	Seller	3298 Airport Road	2.96 ac Salt Lick	DB 587 P 752	10L 0024 0017	Holly

EXHIBIT 2B

List of Real Property to be Acquired by Braxton Materials, LLC (Quarry Parcels)

No.	Record Title Holder	Common Address	Description	Prior Deed Book & Page	Tax Parcel ID	District
1	Seller	1773 Little Birch Road	9.18 ac Little Birch River PC	DB 586 P 223	8R 0015 0008	Otter
2	Seller	14 Jackson Lane	2 ac Little Birch River	DB 627 P 521	8R 0015 0012	Otter
3	Seller		30.0 ac less COG; Birch	DB 576 P 337	8R 0039 0000	Otter
4	Seller	709 Little Birch Road	9 ac Little Birch River	DB 636 P 285	8R 0043 0000	Otter
5	Seller		Little Birch River; 1/2 of 1.5 ac	DB 582 P 438	8R 0043 0001	Otter
6	Seller		1.52 ac Little Birch River	DB 584 P 116	8S 0011 0001	Otter
7	Seller	761 Little Birch Road	6 ac Little Birch River	DB 636 P 285	8S 0012 0000	Otter

EXHIBIT 3A

SECURED PROMISSORY NOTE DATED AUGUST 31, 2023

Original Principal Amount: $2,000,000

Maker: Collins Building & Contracting, Inc.

Holder: Roger L. Collins, Jr.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE MAKER (AS DEFINED BELOW) HAVE RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE MAKER.

SECURED PROMISSORY NOTE

$2,000,000.00
(Original Loan Amount)	August 31, 2023

For value received, COLLINS BUILDING AND CONTRACTING, INC., a West Virginia corporation (“Maker”) hereby promises to pay to the order of Roger l. collins, jr., (together with his successors and assigns in such capacity and any subsequent holders of this Promissory Note, “Holder”), the principal sum of the Original Loan Amount, together with any interest computed pursuant to Section 4 hereof (such principal and interest repayment obligations being collectively, the “Obligations”), at Holder’s address or such other place within the United States of America as Holder may from time to time in writing designate.

This Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) has been issued pursuant to the terms of that certain Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between the Holder and Malachite Innovations, Inc. a Nevada corporation (the “Buyer”) and the parent company of the Collins Building and Contracting, Inc., a West Virginia corporation (“Collins”), pursuant to which the Buyer purchased from the Seller all of the issued and outstanding common stock of Collins.

This Note constitutes the promissory note to be issued pursuant to Section 2.2(e) of the Purchase Agreement.

The following is a statement of the rights of Holder under this Note and the terms and conditions to which this Note is subject, to which Maker, by its execution and delivery of this Note, and Holder, by its acceptance hereof, agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Purchase Agreement.

2. Terms of the Loan. Subject to the terms and conditions set forth herein, Holder shall be deemed to have made a loan (the “Loan”) to Maker in an aggregate, principal amount equal to the Original Loan Amount. The Loan may be repaid at any time as provided herein.

3. Maturity Date; Principal Payments; Payments Generally.

(a) The principal amount of this Note, together with all accrued and unpaid interest thereon, shall be payable in arrears in sixty (60) monthly installment payments of Principal and Interest due and payable on the 30th day of each month following the Closing Date, as more specifically set forth on Exhibit A attached hereto (each, a “Payment Date”). Notwithstanding anything contained herein to the contrary, the entire unpaid principal balance of the Loan plus any accrued and unpaid interest thereon shall be due and paid on the earlier to occur of (a) the date that is August 31, 2028, or (b) such other date on which the Loan has been accelerated as a result of an Event of Default (such earlier date being, the “Maturity Date”).

(b) Maker may prepay the Loan, without premium or penalty, in full or in part, at any time and from time to time.

(c) The Loan and interest thereon shall be payable in lawful money of the United States of America by wire transfer to the account designated by Holder on Exhibit C attached hereto. All payments by Maker hereunder shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied by any governmental authority. The principal balance of the Loan, the rate of interest applicable thereto and the date and amount of each payment made on account of the principal thereof shall be recorded by Holder on its books and shall be conclusive and binding for all purposes, absent manifest error; provided, however, that the failure of Holder to make any such recordation shall not affect the obligations of Maker to make a payment when due of any amount owing under this Note.

(d) All payments (whether voluntary or mandatory) shall be applied first to the payment of Holder’s outstanding expenses, then to repayment of any outstanding interest, and then to the reduction of principal; provided, however, that during the existence of any Event of Default, payments may be applied in such order as the Holder in its sole discretion may determine.

4. Interest.

(a) Commencing on the issuance date of this Note first set forth above and continuing until the Original Loan Amount has been paid in full, the outstanding aggregate principal balance under this Note shall accrue interest at a rate of seven percent (7%) per annum (the “Interest Rate”).

(b)  Accrued and unpaid interest shall be payable on each Payment Date and on the Maturity Date. Interest shall accrue daily (after the occurrence and during the continuance of an Event of Default) and be computed on the basis of a year of 365 days for the actual number of days elapsed.

5. Security.

(a) Grant of Security Interest to Holder. As collateral security for the due and punctual payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (including, without limitation, all principal evidenced hereby, and any interest thereon), Maker hereby pledges and assigns to Holder, and grants to Holder a lien on and continuing security interest in all of Maker’s right, title and interest in and to (i) the Included Real Property and (ii) the Equipment listed on Exhibit B attached hereto (collectively, the “Collateral”).

(b) Further Assurances. Maker further agrees, upon the request of Holder, to take any and all other actions as Holder may determine to be reasonably necessary for the attachment, perfection and first priority of Holder’s security interest in any and all of the Collateral, including without limitation, (i) executing and delivering and where appropriate filing financing statements and amendments relating thereto under the UCC to the extent, if any, that Maker’s signature thereon is required therefor and (ii) complying with any provision of any statute, regulation or treaty as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Holder to enforce, its security interest in such Collateral.

(c) Termination; Release. This Note and the security interest in the Collateral created hereby and under any other document entered into in connection with this Note, shall terminate automatically when all of the outstanding Obligations have been (i) indefeasibly paid in full in cash, and (ii) all commitments of the Holder under this Note (if any) shall have terminated (or expired). Upon termination as aforesaid, the Holder shall promptly deliver any possessory Collateral in its possession to Maker, and execute and deliver, at the expense of Holder, such releases and discharges as Maker may reasonably request to evidence the foregoing.

6. Right of Set-Off. For the avoidance of doubt, if the Buyer has an indemnification claim against the Holder pursuant to ARTICLE 7 of the Purchase Agreement, then the Maker shall have the right to withhold and set-off such amounts due under this Note in accordance with the terms of the Purchase Agreement.

7. Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a) the Maker fails to pay when due and payable the full amount of interest then accrued on this Note or the full amount of any principal payment on this Note, and such failure to pay is not cured or waived within ten (10) days after the same becomes due and payable;

(b) any representation or warranty made or deemed made by Maker in this Note or any financing document entered into in connection herewith, shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

(c) the Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(d)  an involuntary petition is filed against Maker (unless such petition is dismissed or discharged within 60 days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Maker (unless such appointment is dismissed or discharged within 60 days); or

(e) Maker fails to observe any material covenant, condition, obligation or agreement under this Note and such failure is not cured by the Maker within ten (10) days of the Holder informing the Maker of such breach.

Upon the occurrence of an Event of Default, the Collateral shall be delivered to Holder at an address as directed by the Holder.

8. Rights and Remedies Upon Event of Default. Upon the occurrence and during the continuation of any Event of Default under this Note, the Holder shall have the option (but shall not be required) to declare the outstanding Loan and all other Obligations, and all accrued and unpaid interest thereon, immediately due and payable. The Holder shall have and may exercise from time to time during the existence of an Event of Default any and all rights and remedies afforded to a secured party under the UCC, together with every right and remedy available to Holder under any other applicable law. Holder shall be entitled to resort to any such remedies and any other remedy or remedies available at law or in equity, by statute or otherwise.

9. Waivers. Maker hereby irrevocably, to the extent permitted by applicable law: (i) waives presentment, demand for payment, protest, notice of protest and notice of dishonor in connection with collection of this Note; (ii) waives any and all notices in connection with the delivery and acceptance hereof and in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iii) waives any and all lack of diligence and delays in the enforcement of the payment hereof; and (iv) agrees that the liability of Maker shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Holder with respect hereto.

10. Representations and Warranties. Maker represents and warrants to Holder as of the date hereof, as follows: (a) Maker has full power and authority to incur the obligations set forth herein, including to pay the Loan and interest; (b) the individual executing this Note is an authorized officer of Maker; (c) this Note constitutes a valid and legally binding obligation of Maker, enforceable in accordance with its terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally, and does not violate, conflict with or constitute a default under, any law, government regulation, decree, judgment or any agreement or instrument binding upon Maker in any material respect; (d) Maker has taken all actions required to authorize it to incur this debt, including the passage of any resolutions needed to authorize the issuance of this Note; and (e) Maker is solvent and neither the incurrence of the Loan, nor the payments contemplated herein, will render Maker insolvent.

11. Notices. All notices, requests and demands to or upon Maker or Holder hereunder shall be effected in the manner provided for in Section 8.2 of the Purchase Agreement.

12. Miscellaneous Provisions.

(a) Binding Effect; Assignment. This Note shall be binding upon and inure to the benefit of Holder and Maker and their respective successors and permitted assigns. No assignment of this Note or of any rights or obligations hereunder may be made by Maker (by operation of law or otherwise) without the prior written consent of Holder. No assignment of this Note or of any rights or obligations hereunder may be made by Holder (by operation of law or otherwise) to any Person without the prior written consent of Maker. Any attempted assignment without the required consent, as applicable, shall be void. No permitted assignment of any rights hereunder and/or assumption of obligations hereunder shall relieve Maker of any of its obligations.

(b) Amendments. No purported amendment to any provision of this Note shall be binding on the parties unless the Maker and the Holder have each duly executed and delivered to the other party a written instrument which states that it constitutes an amendment to this Note and specifies the provision(s) hereof that are being amended.

(c) Waivers. Time is of the essence in this Note. Neither the exercise by a party of, nor the delay or failure to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.

(d) Governing Law. This Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Ohio.

(e) Severability. If any portion of this Note shall be held invalid or unenforceable, then the remainder of this Note shall be considered valid and enforceable according to its terms.

(f) Reinstatement. Notwithstanding anything herein to the contrary, if at any time all or any part of payments made in respect of the Obligations is or must be rescinded or returned by Holder for any reason whatsoever (including the insolvency, bankruptcy, reorganization or similar proceeding involving Maker), the Obligations, to the extent that such payment is or must be rescinded or returned, shall be deemed to have continued in existence and this Note shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application of payment had not been made.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Maker has executed this Note, intending to be obligated hereunder, as of the date first written above.

MAKER:

COLLINS BUILDING AND CONTRACTING, INC., a West Virginia Corporation

By:
Name:	Michael Cavanaugh
Title:	Chief Executive Officer

Acknowledged and agreed:

HOLDER:

Name:	Roger L. Collins, Jr.

EXHIBIT A

PAYMENT SCHEDULE

Pricipal Amount	2,000,000.00

Interest Rate	7.0%

Term (months)	60

Payment Amount	39,602

	Beginning	Payment		Total	Ending
Date	Principal	Interest	Principal	Payment	Principal
09/30/2023	2,000,000.00	11,506.85	28,095.55	39,602.40	1,971,904.45
10/30/2023	1,971,904.45	11,723.38	27,879.02	39,602.40	1,944,025.43
11/30/2023	1,944,025.43	11,184.80	28,417.60	39,602.40	1,915,607.83
12/30/2023	1,915,607.83	11,388.68	28,213.72	39,602.40	1,887,394.11
01/31/2024	1,887,394.11	11,220.95	28,381.45	39,602.40	1,859,012.66
02/28/2024	1,859,012.66	10,695.69	28,906.71	39,602.40	1,830,105.95
03/30/2024	1,830,105.95	10,880.36	28,722.04	39,602.40	1,801,383.90
04/30/2024	1,801,383.90	10,364.13	29,238.27	39,602.40	1,772,145.63
05/30/2024	1,772,145.63	10,535.77	29,066.63	39,602.40	1,743,079.00
06/30/2024	1,743,079.00	10,028.67	29,573.73	39,602.40	1,713,505.27
07/30/2024	1,713,505.27	10,187.14	29,415.26	39,602.40	1,684,090.01
08/30/2024	1,684,090.01	10,012.26	29,590.14	39,602.40	1,654,499.88
09/30/2024	1,654,499.88	9,519.04	30,083.36	39,602.40	1,624,416.52
10/30/2024	1,624,416.52	9,657.49	29,944.91	39,602.40	1,594,471.61
11/30/2024	1,594,471.61	9,173.67	30,428.73	39,602.40	1,564,042.88
12/30/2024	1,564,042.88	9,298.56	30,303.84	39,602.40	1,533,739.03
01/30/2025	1,533,739.03	9,118.39	30,484.01	39,602.40	1,503,255.03
02/28/2025	1,503,255.03	8,648.86	30,953.54	39,602.40	1,472,301.49
03/30/2025	1,472,301.49	8,753.13	30,849.27	39,602.40	1,441,452.23
04/30/2025	1,441,452.23	8,293.29	31,309.11	39,602.40	1,410,143.11
05/30/2025	1,410,143.11	8,383.59	31,218.81	39,602.40	1,378,924.31
06/30/2025	1,378,924.31	7,933.54	31,668.86	39,602.40	1,347,255.44
07/30/2025	1,347,255.44	8,009.71	31,592.69	39,602.40	1,315,662.75
08/30/2025	1,315,662.75	7,821.89	31,780.51	39,602.40	1,283,882.24
09/30/2025	1,283,882.24	7,386.72	32,215.68	39,602.40	1,251,666.56
10/30/2025	1,251,666.56	7,441.41	32,160.99	39,602.40	1,219,505.57
11/30/2025	1,219,505.57	7,016.33	32,586.07	39,602.40	1,186,919.51
12/30/2025	1,186,919.51	7,056.48	32,545.92	39,602.40	1,154,373.59
01/30/2026	1,154,373.59	6,641.60	32,960.80	39,602.40	1,121,412.79
02/28/2026	1,121,412.79	6,451.96	33,150.44	39,602.40	1,088,262.35
03/30/2026	1,088,262.35	6,261.24	33,341.16	39,602.40	1,054,921.19
04/30/2026	1,054,921.19	6,069.41	33,532.99	39,602.40	1,021,388.20
05/30/2026	1,021,388.20	5,876.48	33,725.92	39,602.40	987,662.28
06/30/2026	987,662.28	5,682.44	33,919.96	39,602.40	953,742.32
07/31/2026	953,742.32	5,487.28	34,115.12	39,602.40	919,627.20
08/30/2026	919,627.20	5,291.01	34,311.39	39,602.40	885,315.81
09/30/2026	885,315.81	5,093.60	34,508.80	39,602.40	850,807.01
10/30/2026	850,807.01	4,895.05	34,707.35	39,602.40	816,099.66
11/30/2026	816,099.66	4,695.37	34,907.03	39,602.40	781,192.63
12/30/2026	781,192.63	4,494.53	35,107.87	39,602.40	746,084.76
01/30/2027	746,084.76	4,292.54	35,309.86	39,602.40	710,774.90
02/28/2027	710,774.90	4,089.39	35,513.01	39,602.40	675,261.89
03/30/2027	675,261.89	3,885.07	35,717.33	39,602.40	639,544.56
04/30/2027	639,544.56	3,679.57	35,922.83	39,602.40	603,621.73
05/30/2027	603,621.73	3,472.89	36,129.51	39,602.40	567,492.22
06/30/2027	567,492.22	3,265.02	36,337.38	39,602.40	531,154.85
07/30/2027	531,154.85	3,055.96	36,546.44	39,602.40	494,608.41
08/30/2027	494,608.41	2,845.69	36,756.71	39,602.40	457,851.70
09/30/2027	457,851.70	2,634.22	36,968.18	39,602.40	420,883.52
10/30/2027	420,883.52	2,421.52	37,180.88	39,602.40	383,702.64
11/30/2027	383,702.64	2,207.60	37,394.80	39,602.40	346,307.84
12/30/2027	346,307.84	1,992.46	37,609.94	39,602.40	308,697.90
01/30/2028	308,697.90	1,835.27	37,767.13	39,602.40	270,930.77
02/28/2028	270,930.77	1,558.78	38,043.62	39,602.40	232,887.15
03/30/2028	232,887.15	1,339.90	38,262.50	39,602.40	194,624.65
04/30/2028	194,624.65	1,119.76	38,482.64	39,602.40	156,142.01
05/30/2028	156,142.01	898.35	38,704.05	39,602.40	117,437.96
06/30/2028	117,437.96	675.67	38,926.73	39,602.40	78,511.23
07/30/2028	78,511.23	466.77	39,135.63	39,602.40	39,375.59
08/30/2028	39,375.59	226.81	39,375.59	39,602.40	0.00

EXHIBIT B

EQUIPMENT LISTING

Category	Make	Model	VIN/SN (if applicable)
Quarry Equipment	2014 Terex	CRS6203V	TRX6203VKOKDM0614
Quarry Equipment	2017 MGL	5030 Electric 50’ Stacking Conveyor	5030284
Quarry Equipment	2017 MGL	5030 Electric 50’ Stacking Conveyor	5030285
Quarry Equipment	Detroit 471	Hydraulic Power Unit
Quarry Equipment	Kleeman	MC125Z Crusher
Quarry Equipment	Kleeman	KT80 - 80 foot stacker
Quarry Equipment		Conveyor (as is)

EXHIBIT C

BANK ACCOUNT

Company:	R L Collins LLC
3406 Corley Caress Road
Flatwoods, WV 26621

Bank:	Citizens Bank of Weston
201 Main Avenue
Weston, WV 26452

ABA or Routing Number:	XXXXXXXXX

Account Number:	XXXXXX

EXHIBIT 3B

SECURED PROMISSORY NOTE DATED AUGUST 31, 2023

Original Principal Amount: $2,035,250.00

Maker: Collins Building & Contracting, Inc.

Holder: Roger L. Collins, Jr.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE MAKER (AS DEFINED BELOW) HAVE RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE MAKER.

SECURED PROMISSORY NOTE

$2,035,250.00
(Original Loan Amount)	August 31, 2023

For value received, COLLINS BUILDING AND CONTRACTING, INC., a West Virginia corporation (“Maker”) hereby promises to pay to the order of Roger l. collins, jr., (together with his successors and assigns in such capacity and any subsequent holders of this Promissory Note, “Holder”), the principal sum of the Original Loan Amount, together with any interest computed pursuant to Section 4 hereof (such principal and interest repayment obligations being collectively, the “Obligations”), at Holder’s address or such other place within the United States of America as Holder may from time to time in writing designate.

This Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) has been issued pursuant to the terms of that certain Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and between the Holder and Malachite Innovations, Inc. a Nevada corporation (the “Buyer”) and the parent company of the Collins Building and Contracting, Inc., a West Virginia corporation (“Collins”), pursuant to which the Buyer purchased from the Seller all of the issued and outstanding common stock of Collins.

This Note constitutes the promissory note to be issued pursuant to Section 2.2(e) of the Purchase Agreement.

The following is a statement of the rights of Holder under this Note and the terms and conditions to which this Note is subject, to which Maker, by its execution and delivery of this Note, and Holder, by its acceptance hereof, agree as follows:

4. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Purchase Agreement.

5. Terms of the Loan. Subject to the terms and conditions set forth herein, Holder shall be deemed to have made a loan (the “Loan”) to Maker in an aggregate, principal amount equal to the Original Loan Amount. The Loan may be repaid at any time as provided herein.

6. Maturity Date; Principal Payments; Payments Generally.

(a) The principal amount of this Note, together with all accrued and unpaid interest thereon, shall be payable in arrears in twenty-four (24) monthly installment payments of Principal and Interest due and payable on the 30th day of each month following the Closing Date, as more specifically set forth on Exhibit A attached hereto (each, a “Payment Date”). Notwithstanding anything contained herein to the contrary, the entire unpaid principal balance of the Loan plus any accrued and unpaid interest thereon shall be due and paid on the earlier to occur of (a) the date that is August 31, 2025, or (b) such other date on which the Loan has been accelerated as a result of an Event of Default (such earlier date being, the “Maturity Date”).

(b) Maker may prepay the Loan, without premium or penalty, in full or in part, at any time and from time to time.

(c) The Loan and interest thereon shall be payable in lawful money of the United States of America by wire transfer to the account designated by Holder on Exhibit C attached hereto. All payments by Maker hereunder shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereafter imposed or levied by any governmental authority. The principal balance of the Loan, the rate of interest applicable thereto and the date and amount of each payment made on account of the principal thereof shall be recorded by Holder on its books and shall be conclusive and binding for all purposes, absent manifest error; provided, however, that the failure of Holder to make any such recordation shall not affect the obligations of Maker to make a payment when due of any amount owing under this Note.

(d) All payments (whether voluntary or mandatory) shall be applied first to the payment of Holder’s outstanding expenses, then to repayment of any outstanding interest, and then to the reduction of principal; provided, however, that during the existence of any Event of Default, payments may be applied in such order as the Holder in its sole discretion may determine.

4. Interest.

(a) Commencing on the issuance date of this Note first set forth above and continuing until the Original Loan Amount has been paid in full, the outstanding aggregate principal balance under this Note shall accrue interest at a rate of eight and 25/100 percent (8.25%) per annum (the “Interest Rate”).

(b)  Accrued and unpaid interest shall be payable on each Payment Date and on the Maturity Date. Interest shall accrue daily (after the occurrence and during the continuance of an Event of Default) and be computed on the basis of a year of 365 days for the actual number of days elapsed.

5. Security.

(a) Grant of Security Interest to Holder. As collateral security for the due and punctual payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (including, without limitation, all principal evidenced hereby, and any interest thereon), Maker hereby pledges and assigns to Holder, and grants to Holder a lien on and continuing security interest in all of Maker’s right, title and interest in and the Equipment listed on Exhibit B attached hereto (the “Collateral”).

(b) Further Assurances. Maker further agrees, upon the request of Holder, to take any and all other actions as Holder may determine to be reasonably necessary for the attachment, perfection and first priority of Holder’s security interest in any and all of the Collateral, including without limitation, (i) executing and delivering and where appropriate filing financing statements and amendments relating thereto under the UCC to the extent, if any, that Maker’s signature thereon is required therefor and (ii) complying with any provision of any statute, regulation or treaty as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Holder to enforce, its security interest in such Collateral.

(c) Termination; Release. This Note and the security interest in the Collateral created hereby and under any other document entered into in connection with this Note, shall terminate automatically when all of the outstanding Obligations have been (i) indefeasibly paid in full in cash, and (ii) all commitments of the Holder under this Note (if any) shall have terminated (or expired). Upon termination as aforesaid, the Holder shall promptly deliver any possessory Collateral in its possession to Maker, and execute and deliver, at the expense of Holder, such releases and discharges as Maker may reasonably request to evidence the foregoing.

6. Right of Set-Off. For the avoidance of doubt, if the Buyer has an indemnification claim against the Holder pursuant to ARTICLE 7 of the Purchase Agreement, then the Maker shall have the right to withhold and set-off such amounts due under this Note in accordance with the terms of the Purchase Agreement.

7. Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a) the Maker fails to pay when due and payable the full amount of interest then accrued on this Note or the full amount of any principal payment on this Note, and such failure to pay is not cured or waived within ten (10) days after the same becomes due and payable;

(b) any representation or warranty made or deemed made by Maker in this Note or any financing document entered into in connection herewith, shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

(c) the Maker files any petition or action for relief under any bankruptcy, reorganization, insolvency or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(d) an involuntary petition is filed against Maker (unless such petition is dismissed or discharged within 60 days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Maker (unless such appointment is dismissed or discharged within 60 days); or

(e) Maker fails to observe any material covenant, condition, obligation or agreement under this Note and such failure is not cured by the Maker within ten (10) days of the Holder informing the Maker of such breach.

Upon the occurrence of an Event of Default, the Collateral shall be delivered to Holder at an address as directed by the Holder.

8. Rights and Remedies Upon Event of Default. Upon the occurrence and during the continuation of any Event of Default under this Note, the Holder shall have the option (but shall not be required) to declare the outstanding Loan and all other Obligations, and all accrued and unpaid interest thereon, immediately due and payable. The Holder shall have and may exercise from time to time during the existence of an Event of Default any and all rights and remedies afforded to a secured party under the UCC, together with every right and remedy available to Holder under any other applicable law. Holder shall be entitled to resort to any such remedies and any other remedy or remedies available at law or in equity, by statute or otherwise.

9. Waivers. Maker hereby irrevocably, to the extent permitted by applicable law: (i) waives presentment, demand for payment, protest, notice of protest and notice of dishonor in connection with collection of this Note; (ii) waives any and all notices in connection with the delivery and acceptance hereof and in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iii) waives any and all lack of diligence and delays in the enforcement of the payment hereof; and (iv) agrees that the liability of Maker shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Holder with respect hereto.

10. Representations and Warranties. Maker represents and warrants to Holder as of the date hereof, as follows: (a) Maker has full power and authority to incur the obligations set forth herein, including to pay the Loan and interest; (b) the individual executing this Note is an authorized officer of Maker; (c) this Note constitutes a valid and legally binding obligation of Maker, enforceable in accordance with its terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally, and does not violate, conflict with or constitute a default under, any law, government regulation, decree, judgment or any agreement or instrument binding upon Maker in any material respect; (d) Maker has taken all actions required to authorize it to incur this debt, including the passage of any resolutions needed to authorize the issuance of this Note; and (e) Maker is solvent and neither the incurrence of the Loan, nor the payments contemplated herein, will render Maker insolvent.

11. Notices. All notices, requests and demands to or upon Maker or Holder hereunder shall be effected in the manner provided for in Section 8.2 of the Purchase Agreement.

12. Miscellaneous Provisions.

(a) Binding Effect; Assignment. This Note shall be binding upon and inure to the benefit of Holder and Maker and their respective successors and permitted assigns. No assignment of this Note or of any rights or obligations hereunder may be made by Maker (by operation of law or otherwise) without the prior written consent of Holder. No assignment of this Note or of any rights or obligations hereunder may be made by Holder (by operation of law or otherwise) to any Person without the prior written consent of Maker. Any attempted assignment without the required consent, as applicable, shall be void. No permitted assignment of any rights hereunder and/or assumption of obligations hereunder shall relieve Maker of any of its obligations.

(e) Amendments. No purported amendment to any provision of this Note shall be binding on the parties unless the Maker and the Holder have each duly executed and delivered to the other party a written instrument which states that it constitutes an amendment to this Note and specifies the provision(s) hereof that are being amended.

(f) Waivers. Time is of the essence in this Note. Neither the exercise by a party of, nor the delay or failure to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter.

(g) Governing Law. This Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Ohio.

(e) Severability. If any portion of this Note shall be held invalid or unenforceable, then the remainder of this Note shall be considered valid and enforceable according to its terms.

(f) Reinstatement. Notwithstanding anything herein to the contrary, if at any time all or any part of payments made in respect of the Obligations is or must be rescinded or returned by Holder for any reason whatsoever (including the insolvency, bankruptcy, reorganization or similar proceeding involving Maker), the Obligations, to the extent that such payment is or must be rescinded or returned, shall be deemed to have continued in existence and this Note shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application of payment had not been made.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Maker has executed this Note, intending to be obligated hereunder, as of the date first written above.

MAKER:

COLLINS BUILDING AND CONTRACTING, INC., a West Virginia Corporation

By:
Name:	Michael Cavanaugh
Title:	Chief Executive Officer

Acknowledged and agreed:

HOLDER:

Name:	Roger L. Collins, Jr.

EXHIBIT A

PAYMENT SCHEDULE

Pricipal Amount	2,035,250.00

Interest Rate	8.25%

Term (months)	24

Payment amount	92,281

	Beginning	Payment		Total	Ending
Date	Principal	Interest	Principal	Payment	Principal
09/30/2023	2,035,250.00	13,800.67	78,480.41	92,281.08	1,956,769.59
10/30/2023	1,956,769.59	13,268.51	79,012.57	92,281.08	1,877,757.01
11/30/2023	1,877,757.01	13,157.16	79,123.92	92,281.08	1,798,633.09
12/30/2023	1,798,633.09	12,602.75	79,678.33	92,281.08	1,718,954.77
01/31/2024	1,718,954.77	12,044.46	80,236.62	92,281.08	1,638,718.14
02/28/2024	1,638,718.14	11,111.86	81,169.22	92,281.08	1,557,548.92
03/30/2024	1,557,548.92	10,561.46	81,719.62	92,281.08	1,475,829.30
04/30/2024	1,475,829.30	10,007.34	82,273.74	92,281.08	1,393,555.56
05/30/2024	1,393,555.56	9,449.45	82,831.63	92,281.08	1,310,723.93
06/30/2024	1,310,723.93	8,887.79	83,393.29	92,281.08	1,227,330.63
07/30/2024	1,227,330.63	8,599.72	83,681.36	92,281.08	1,143,649.27
08/30/2024	1,143,649.27	8,013.38	84,267.70	92,281.08	1,059,381.57
09/30/2024	1,059,381.57	7,183.48	85,097.60	92,281.08	974,283.97
10/30/2024	974,283.97	6,606.45	85,674.63	92,281.08	888,609.34
11/30/2024	888,609.34	6,226.35	86,054.73	92,281.08	802,554.61
12/30/2024	802,554.61	5,441.98	86,839.10	92,281.08	715,715.51
01/30/2025	715,715.51	5,014.91	87,266.17	92,281.08	628,449.34
02/28/2025	628,449.34	4,403.45	87,877.63	92,281.08	540,571.71
03/30/2025	540,571.71	3,665.52	88,615.56	92,281.08	451,956.15
04/30/2025	451,956.15	3,166.79	89,114.29	92,281.08	362,841.86
05/30/2025	362,841.86	2,460.37	89,820.71	92,281.08	273,021.14
06/30/2025	273,021.14	1,851.31	90,429.77	92,281.08	182,591.37
07/30/2025	182,591.37	1,238.12	91,042.96	92,281.08	91,548.41
08/30/2025	91,548.41	732.67	91,548.41	92,281.08	0.00

EXHIBIT B

EQUIPMENT LISTING

Category	Make	Model	VIN/ SN (if applicable)
Articulated Truck	John Deere	400 D	DW400DT614406
Articulated Truck	John Deere	400D	DW400DT611631
Articulated Truck	John Deere	400D	DW400DT610541
Articulated Truck	John Deere	400D	DW400DT610237
Articulated Truck	John Deere	400D	DW400DT619110
Attachment	Allu	Bucket 350
Attachment	Ram	Hydraulic Hammer - 4099
Attachment		Root Rake for D6
Attachment		Hydraulic Hammer - NPK (GH-10)
Attachment		Stump Shear 240
Attachment		Dozer Spreader Box
Attachment		Reclamation Blade for D10
Attachment		Ripper for D10
Attachment		Custom “V” Bucket for 240
Attachment		Bucket for 350
Attachment		Bucket for 350
Attachment		Bucket for 240 (trenching)
Attachment		988 Bucket
Attachment		Skeleton Bucket for 350
Attachment		Silt Fence Plow
Dozer	Caterpillar	D6R XL	5LN00896
Dozer	Caterpillar	D10N	2YD01505
Dozer	Caterpillar	D10N	2YD01057
Dozer	John Deere	750J LGP	T0750JX171439
Drill	Watson	2500	2500CM-86
Excavator	Hitachi	850LC	FF01JDQ020118
Excavator	John Deere	350G	1FF350GXLJF813259
Excavator	John Deere	240DLC	FF240DX605721
Excavator	John Deere	240DLC	1FF240DXAA0606214
Excavator	John Deere	240DLC	FF240DX605833
Excavator	John Deere	240DLC	FF240DX605834
Excavator	John Deere	850D LC	FF850DX973058
Excavator	Sany	SY500	3Y0507CC00108
Generator		Small Generator
Generator		Gen Set
Generator		Gen Set
Generator		Gen Set
Misc	Allied	Boring Machine Model 3-36”
Misc	Allmand	Light Plant
Misc	Christie	HDPE Fusion Machine
Misc	Finn	B-70-TC Power Mulcher	RL-2088
Misc		6” Pump
Misc		3” Pump
Misc		Fuel Containment & Trucks
Misc		Pressure Washer	15076243
Misc		Walk Behind Compactor
Misc		Conveyor
Misc		Conveyor
Misc		Fuel Tank
Off Road Truck	Brigader	Fuel & Lube Truck	1GDT8C4Y9BV559930
Off Road Truck	International	Fuel & Lube Truck	1HTSCAAN3VH461740
Off Road Truck	Mack - DM690S	Water Truck	1M2B209C0PM011367
Off Road Truck	Mack - DM886SX	Truck (Cab & Chassis)	1M2B156C2CA002833
Off Road Truck	Mack - DM886SX	Fuel & Lube Truck	2M2P156C0LC001152

Category	Make	Model	VIN/ SN (if applicable)
Parts		350 Undercarriage (new)
Parts		Engines
Parts		Track for 350
Parts		Track for 240
Parts Machine	Caterpillar	D10N	2YD????
Parts Machine	John Deere	850D LC	FF850DX973007
Property	Blue Building
Property	Hoover Property
Property	Quarry and Stoneyard
Property	Shop on Airport Road
Rock Truck	Caterpillar	769C
Shop Supplies		Filters
Shop Supplies		Belts
Shop Supplies		Contents of Cage
Shop Supplies		Clean Burn Wast Oil Furnace
Shop Tools	Lincoln	Welder
Shop Tools	Miller	Welder
Shop Tools	WTC	Track Press
Shop Tools		Torch
Shop Tools		Parts Washer
Shop Tools		Dual Wheel Tire Lift
Shop Tools		Small Shop Crane
Shop Tools		Shop Press (smaller)
Shop Tools		Grey Truck Lift
Shop Tools		Fusion Machine - Rigid
Shop Tools		Oil Filter Crusher
Skid Steer	Bob Cat	Turbo 873	514149041
Skid Steer	Case	450 SSL	N7M446031
Trailer	Coro	Box Trailer	4NJSB14205E039944
Trailer	Great Dane	Yellow Flatbed	1GRDM9024KM107601
Trailer	Pitts	Jeep Dolly	5YJP35268P080968
Trailer	Ravens	Dump Trailer	7838978390
Trailer	STI	Box Trailer	1S12E8480WD426484
Trailer	T B	Black Bumper Pull (I-79 Sales)	5HLCF20264F042714
Trailer	Talbert	Beam Low- boy	40FSK524481029505
Trailer	Talbert	Detatch Low-Boy	40FSK5435F1034049
Trucks	Chevy	Utility Body Pick Up	1GB3KYC81FZ552395
Trucks	Ford	F250 White Shop Truck	1FTBF2B64CEA01406
Trucks	International	White Road Tractor	3HSDPAPT8KN238280
Trucks	Mack	Granite Dump Truck	1M2AG10C03M005353
Trucks	OshKosh	Finn 3300 Seeder	10TDCMC31Y067675
Wheel Loader	John Deere	744H	DW744HX560610
Wheel Loader	Komatsu	WA480-6	A38096
Misc.	Sky Trak	Skytrak10042	P6919D121

EXHIBIT C

BANK ACCOUNT

Company:	Haney’s Equipment LLC
3406 Corley Caress Road
Flatwoods, WV 26621

Bank:	Citizens Bank of Weston
201 Main Avenue
Weston, WV 26452

ABA or Routing Number:	XXXXXXXXX

Account Number:	XXXXXX

Schedule 2.04

Allocation of Purchase Price

Purchasers and Seller will allocate the Purchase Price and all other relevant items or adjustments, (collectively, the “Tax Consideration”) for Federal and applicable state income tax purposes among Purchased Assets in accordance with this Schedule 2.04.

Asset	Allocation
Tangible Personal Property	$2,240,835.90
Real Property to be acquired by R L Collins, LLC set out in Exhibit 2A (“Shop Parcels”)	$500,000
Real Property to be acquired by Braxton Material, LLC set out in Exhibit 2B (“Quarry Parcels”)	$200,000

Disclosure Schedule 4.03

Required Consents

Pursuant to the applicable laws and regulations, within thirty (30) days after the Closing Date Purchasers must submit an application for the transfer of the Seller’s Permit to Conduct Quarrying, permit no. Q201710, at the Real Property set forth in Exhibit 2A to the West Virginia Department of Environmental Protection identifying Purchaser Braxton Materials, LLC as the new owner and operator of said Real Property.

Pursuant to the applicable laws and regulations, at or immediately following the Closing, Purchasers will need to obtain a permit modification to add and/or remove equipment from the WVDEP Air Quality Permits, to reflect any new equipment configuration at the Real Property set forth in Exhibit 2A that Purchasers intend to implement following the Closing.

Pursuant to the applicable laws and regulations, at or immediately following the Closing, Purchasers will need to either transfer (or obtain new) the West Virginia National Pollutant Discharge Elimination System Water Pollution Control Permit No. WV1025589 (storm water permit).

Disclosure Schedule 4.04

Absence of Certain Changes, Events and Conditions

a.	None

b.	None

c.	None

Disclosure Schedule 4.09(b)

Permits

Seller holds the following permits, licenses, and registrations in connection with the use and operation of the Purchased Assets:

1.	Environmental permits listed on Schedule 4.10(b), which are incorporated herein by reference.

Disclosure Schedule 4.10(b)

Environmental Permits

Seller holds the following environmental permits in connection with the ownership and operating of the Purchased Assets:

1.	West Virginia Department of Environmental Protection – Permit to Conduct Quarrying

Location:	27.21 acre quarry at Little Birch, Braxton County
Permit No.:	Q201710
Original Issue Date:	April 5, 2012
Renewed through:	April 5, 2027 (2nd renewal)

2.	West Virginia Department of Environmental Protection, Division of Air Quality – Class II General Permit, Registration to Modify G40-C097A – Approved July 11, 2024 for the following location:

Location:	Collins Locations (Quarry) – Braxton County
ID No.:	007-00045

3.	West Virginia Department of Environmental Protection, Division of Air Quality – Class II General Permit, Registration to Modify G40-C068A for the following location:

Location:	Little Birch Facility
ID No.:	777-00130

4.	West Virginia Department of Environmental Protection, Division of Air Quality – Class II General Permit, Registration to Modify G40-C068A for the following location:

Location:	Precision Pipeline
ID No.:	777-00151

5.	West Virginia Department of Environmental Protection – National Pollutant Discharge Elimination System Water Pollution Control Permit

Location:	27.21 acre quarry at Little Birch, Braxton County
Permit No.:	WV1025589
Original Issue Date:	May 31, 2017
Renewed through:	June 23, 2027